Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 4, 2025, in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Clear Street Group Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

New York, New York

February 11, 2026